Exhibit 99.1

AITX Shares Fiscal 2027 Revenue Targets and Market Opportunity

Company Targets $1.7 Million Monthly Run Rate While Framing Long Term Market Potential

Detroit, Michigan, April 20, 2026 - Artificial Intelligence Technology Solutions, Inc. (the "Company") (OTCID:AITX), a global leader in AI-driven security and productivity solutions for enterprise clients, today outlined management's revenue targets for the current fiscal year and provided perspective on the Company's view of long term market opportunity across its autonomous security and agentic AI software platforms. Management indicated a target of approximately $1.7 million in recurring monthly revenue (RMR1) by the end of the fiscal year ending February 28, 2027, driven by continued growth in its stationary device portfolio along with expanding contributions from ROAMEO™ and SARA™.

AITX

Artificial Intelligence Technology Solutions Inc.

The Drive to $20M

Management indicated that its stationary device business from subsidiary Robotic Assistance Devices, Inc. (RAD-I), which includes RIO™, ROSA™, and AVA™, is expected to continue its growth trajectory, with a target of approaching $1 million in RMR by the end of the current fiscal year. This segment remains the foundation of the Company's revenue model and is expected to support the Company's near-term objective of achieving positive operational cash flow.

Management estimates the long-term addressable market for its ROAMEO autonomous mobile security patrol vehicle to exceed 50,000 units across the United States and Canada, approximately 20,000 units across Latin America, and an additional 50,000 units across Europe and parts of the Middle East. While third party research firms2 typically report market size in revenue terms rather than unit counts, these estimates reflect management's view of the long-term opportunity based on such market data, combined with internal assumptions regarding deployment scale and adoption.

"Heading into this fiscal year, our focus is clear," said Steve Reinharz, CEO/CTO and founder of AITX and all RAD subsidiaries. "We are building the business to reach positive operational cash flow on the strength of our stationary solutions, including RIO, ROSA, and AVA. We expect continued growth from these core products to support a monthly run rate approaching $1 million. We are targeting ROAMEO to contribute over $200,000 in monthly recurring revenue, with SARA contributing an additional $500,000 or more. Together, that positions us to target approximately $1.7 million in monthly recurring revenue by the end of this fiscal year, or roughly $20 million on an annualized basis, while continuing to expand across what we believe is a significant global opportunity."

The Company noted that it intends to continue executing against its core strategy of expanding its installed base of revenue generating devices while advancing its software and autonomous platforms. Management emphasized a disciplined approach to growth, with continued investment in product development, deployment capabilities, and customer support infrastructure as it scales its recurring revenue base.

Additional context and commentary regarding these projections are available in a recent video update from Reinharz, which has been published on the Company's YouTube channel.

Explore AITX's complete lineup of AI-powered solutions at www.aitx.ai/company-profile and learn how the Company is transforming security and facility management.

RMR is money earned from customers who pay for a subscription to a service or product. The Company's solutions are generally offered as a recurring monthly subscription, typically with a minimum 12-month subscription contract.

About Artificial Intelligence Technology Solutions, Inc. (AITX)

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and drive operational efficiency. Through its family of companies, including Robotic Assistance Devices, Inc. (RAD-I), Robotic Assistance Devices Mobile (RAD-M), Robotic Assistance Devices Group (RAD-G) and Robotic Assistance Devices Residential (RAD-R), AITX develops and delivers a broad range of AI-driven technologies and services designed to transform security, automation, and operational workflows across multiple industries.

Through its primary subsidiary, RAD-I, AITX is redefining the nearly $50 billion (US) security and guarding services industry3 with its AI-driven Solutions-as-a-Service model. RAD solutions are specifically designed to deliver cost savings of between 35% and 80% compared to traditional manned security and monitoring, utilizing a suite of stationary and mobile autonomous systems that complement, and in many cases replace, human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

All of RAD's solutions are designed to integrate with leading industry platforms and workflows, including ongoing collaboration with Immix®, the trusted provider of central station and remote monitoring software, supporting broader adoption of AI-driven security across professional monitoring environments.

The Company's operations and internal controls have been validated through successful completion of its SOC 2 Type 2 audit, reinforcing its credibility with enterprise and government clients that require rigorous data protection and compliance standards.

AITX is led by Steve Reinharz, CEO/CTO and founder the Company and all RAD subsidiaries, who brings decades of experience in the security services industry. The broader AITX leadership and its subsidiaries draw on deep expertise across security, law enforcement, and robotics innovation, supporting the Company's ability to deliver proven, practical, and scalable solutions.

AITX and its subsidiaries maintain a robust sales pipeline that includes over 35 Fortune 500 companies, with expanding opportunities across its subsidiaries. The Company expects continued growth as these opportunities convert into deployed clients generating recurring revenue streams, with significant potential for expansion within each account.

The Company's solutions are deployed across a wide range of industries including enterprises, government, transportation, critical infrastructure, education, and healthcare.

To learn more, visit www.aitx.ai, www.radsecurity.com, www.stevereinharz.com, www.raddog.ai, www.radgroup.ai, www.saramonitoring.ai, and www.radlightmyway.com, or follow Steve Reinharz on X @SteveReinharz.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the "Company"). The information provided herein is believed to be accurate and reliable, however the Company makes no representations or warranties, expressed or implied, as to its accuracy or completeness. This publication contains forward-looking statements, which are not guarantees of future performance and may involve subjective judgment and analysis. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company's future revenues, results of operations, or stock price.

For purposes of the Company's disclosures, "Artificial Intelligence" refers to machine-based systems designed to operate with varying levels of autonomy that, for a given set of human defined objectives, can make predictions, recommendations, or decisions influencing real or virtual environments. In the context of the Company's business, Artificial Intelligence is deployed primarily within the security services and property management industries to support functions such as detection, analysis, prioritization, communication, and response related to safety, security, and operational events.

The Company delivers these capabilities principally through its SARA™ (Speaking Autonomous Responsive Agent) platform, which serves as the Company's primary agentic artificial intelligence system. SARA is designed to receive and process video, audio, and other sensor data, apply automated analysis and inference, and support actions in accordance with predefined operational objectives and human oversight.

Further note that the Company's Board of Directors oversees the Company's deployment of Artificial Intelligence.

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Doug Clemons
248-270-8273
doug.c@radsecurity.com

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2 https://www.mordorintelligence.com/industry-reports/security-robots-market

 https://www.factmr.com/report/autonomous-patrolling-robot-market

 https://www.researchandmarkets.com/reports/6215369/security-robots-market-report

3 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/